Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below pertaining to the following plans:

Form S-8	33-15675	1987 Stock Option Plan
Form S-8	33-22656	1990 Directors’ Option Plan
Form S-8	33-39458	1996 Stock Plan
Form S-8	33-51110	Nonstatutory Stock Option Plan
Form S-8	33-61015	1987 Stock Option Plan and 1990 Directors’ Option Plan
Form S-8	333-08693	1996 Stock Plan, 1990 Directors’ Option Plan, 1998 Employee Qualified Stock Purchase Plan and Teleos Research 1996 Stock Plan
Form S-8	333-15037	Nonstatutory Stock Option Plan
Form S-8	333-24469	Softdesk, Inc. 1992 Stock Option Plan, Softdesk, Inc. 1993 Director Stock Option Plan and Softdesk, Inc. 1993 Equity Incentive Plan
Form S-8	333-62655	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-74651	Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock Option Plan, Discreet Logic Inc. 1995 Employee Stock Purchase Plan, Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan and Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Plan
Form S-8	333-81207	1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock Option Plan
Form S-8	333-92539	Nonstatutory Stock Option Plan
Form S-8	333-45928	1996 Stock Plan, 2000 Directors’ Option Plan and1998 Employee Qualified Stock Purchase Plan
Form S-8	333-67974	1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock Option Plan
Form S-8	333-88682	Revit Technology Corporation 1998 Stock Plan, 1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-106556	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan

of our report dated February 24, 2004, with respect to the consolidated financial statements and schedule of Autodesk, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2004.

/s/    Ernst & Young LLP

Palo Alto, California

April 6, 2004